Filed pursuant to Rule 433

Registration Statement Nos. 333-214120 and 333-214120-03

CitiFirst

Offerings Brochure for Citi Personal Wealth Management February 2017

2	CitiFirst Offerings Brochure | February 2017

Introduction to CitiFirst Investments	3

CitiFirst Protection Investments

Market-Linked Notes Based on a Basket of Three Underliers (5.5 Years)	4

CitiFirst Performance Investments

Single Observation ELKS® Based on the Common Stock of American Airlines Group Inc.	6

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Halliburton Company	8

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of Apple Inc. and the Common Stock of Alphabet Inc.	10

Enhanced Barrier Digital Plus Securities Based on the EURO STOXX 50® Index	12

Autocallable Contingent Coupon Equity Linked Securities Based on Shares of the VanEck Vectors Gold Miners ETF	14

Dual Directional Barrier Securities Based on the S&P 500® Index	16

Enhanced Barrier Digital Plus Securities Based on the S&P 500® Index	18

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Valero Energy Corporation	20

Autocallable Contingent Coupon Equity Linked Securities Based on the Class A Common Stock of Facebook, Inc.	22

General Overview of Investments	24

Important Information for the Monthly Offerings	25

Overview of Key Benefits and Risks of CitiFirst Investments	26

Additional Considerations	27

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | February 2017	3

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection Full principal amount due at maturity	CitiFirst Performance Payment due at maturity may be less than the principal amount	CitiFirst Opportunity Payment due at maturity may be zero

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments	Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection	Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:

Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4	CitiFirst Offerings Brochure | February 2017

Market-Linked Notes Based on a Basket of Three Underliers (5.5 Years)

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	Basket Component	Weighting Initial Component Value* Multiplier**

	The Dow Jones Industrial AverageTM (ticker symbol: “INDU”)	33.34%
	EURO STOXX 50® Index (ticker: “SX5E”)	33.33%
	Shares of the iShares® iBoxx® $ High Yield Corporate Bond ETF (ticker symbol: “HYG”)	33.33%

* The initial component value for each basket component will be the closing level or closing price, as applicable, of that basket component on the pricing date

** The multiplier for each basket component will be determined as follows: (initial basket level x weighting) / initial component value.
Stated principal amount:	$1,000 per note
Pricing date:	February , 2017 (expected to be February 23, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation dates:

The day of each February, May, August, and November (expected to be the 23rd day of each February, May, August, and November) during the term of the notes, beginning May 2017, each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component

Maturity date:	August , 2022 (expected to be August 26, 2022)
Coupon payment dates:

The     day of each February and August (expected to be the 23rd day of each February and August), beginning on August     , 2017 (expected to be August 26, 2017) and ending on the maturity date, provided that if any such day is not a business day, the applicable coupon payment will be made on the next succeeding business day and no interest will accrue as a result of delayed payment

Coupon:	On each semi-annual coupon payment date, the notes will pay a coupon at a rate of 0.75% per annum
Payment at maturity:	For each note, the $1,000 stated principal amount per note plus the note return amount, which will be either zero or positive, plus the coupon payment due at maturity

Note return amount:	• If the average basket return percentage is greater than zero:

$1,000 x average basket return percentage x upside participation rate

• If the average basket return percentage is less than or equal to zero:

$0
Average basket return percentage:	The arithmetic average of the interim basket return percentages, as measured on each of the valuation dates
Interim basket return percentage:	On each valuation date: (ending basket level – initial basket level) / initial basket level
Initial basket level:	100

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	5

Ending basket level:	The closing level of the basket on the relevant valuation date. The closing level of the basket on any valuation date is equal to the sum of the products of each basket component’s closing level or closing price, as applicable, on that date and its multiplier
Upside participation rate:	100.00% to 110.00%. The actual upside participation rate will be determined on the pricing date.
CUSIP:	17324CEW2
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately 5.5 years

∎	Full principal amount due at maturity	∎

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6	CitiFirst Offerings Brochure | February 2017

Single Observation ELKS® Based on the Common Stock of American Airlines Group Inc.

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Shares of common stock of American Airlines Group Inc. (NASDAQ symbol: “AAL”) (the “underlying share issuer”)
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 16, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation date:	February , 2018 (expected to be February 22, 2018), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	February , 2018 (expected to be February 22, 2018)
Coupon:	8.00% to 9.00% per annum. The actual coupon rate will be determined on the pricing date.
Coupon payment dates:	Expected to be the 22nd day of each month, commencing March , 2017 (expected to be March 22, 2017) and ending on the maturity date
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity, you will be entitled to receive the final coupon payment plus:

• If a downside event occurs:

a number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price)

• If a downside event does not occur:

$1,000 in cash

If a downside event occurs, you will not receive the stated principal amount of your securities at maturity and, instead, will receive underlying shares (or, in our sole discretion, cash based on the value thereof) that will be worth less than the stated principal amount and may be worth nothing. Although you will be subject to the risk of a decline in the price of the underlying shares, you will not participate in any appreciation of the underlying shares over the term of the securities.
Downside event:	A downside event will occur if the final share price is less than the downside threshold price.
Downside threshold price:	$ , 75.00% of the initial share price
Initial share price:	$ , the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the valuation date
Equity ratio:	, the stated principal amount divided by the initial share price
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324XBC3

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	7

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A short-term equity-linked investment	∎	A holding period of approximately 1 year

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

		∎	The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8	CitiFirst Offerings Brochure | February 2017

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Halliburton Company

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Reference stock:	Shares of the Common Stock of Halliburton Company ( “HAL”) (the “underlying share issuer”)
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 21, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation dates:	Expected to be May 22, 2017, August 21, 2017, November 21, 2017 and February 21, 2018 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	Unless earlier redeemed, February , 2018 (expected to be February 26, 2018)
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.125% to 2.375% (approximately 8.50% to 9.50% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Automatic early redemption:	If, on any quarterly valuation date beginning May , 2017 (expected to be May 22, 2017) and prior to the final valuation date, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $ 1,000 plus the related contingent coupon payment.
Payment at maturity:	If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold:
• If the final share price is greater than or equal to the final barrier price:

$ 1,000 plus the contingent coupon payment due at maturity

• If the final share price is less than the barrier price:

$ 1,000 multiplied by the share performance factor

If the final share price is less than the final barrier price, you will receive less than 80.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.
Initial share price:	$ , the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the final valuation date
Coupon barrier price:	$ , 80.00% of the initial share price
Final barrier price:	$ , 80.00% of the initial share price
Share performance factor:	The final share price divided by the initial share price

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	9

Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324XAZ3

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A short-term equity-linked investment	∎	A holding period of approximately 1 year

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

		∎	The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10	CitiFirst Offerings Brochure | February 2017

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of Apple Inc. and the Common Stock of Alphabet Inc.

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Coupon barrier price**	Final barrier price***	Equity ratio****
	Shares of Common Stock of Apple Inc.	$	$	$
	Shares of Class A Common Stock of Alphabet Inc.	$	$	$
* The closing price of the applicable underlying shares on the pricing date
** For each of the underlying shares, 80% of the applicable initial share price
*** For each of the underlying shares, 80% of the applicable initial share price
**** The stated principal amount divided by the applicable initial share price, subject to anti-dilution adjustments for certain corporate events
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 21, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation dates:	Expected to be August 21, 2017, February 21, 2018 and August 21, 2018 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either of the underlying shares or if certain market disruption events occur with respect to either of the underlying shares
Maturity date:	Unless earlier redeemed, August , 2018 (expected to be August 24, 2018)
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each semi-annual contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 4.25% to 5.00% (approximately 8.50% to 10.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any semi-annual valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	11

Payment at maturity:	If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold:

• If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable final barrier price:

$1,000 plus the contingent coupon payment due at maturity

• If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price:

a fixed number of the worst performing underlying shares equal to the applicable equity ratio (or, if we exercise our cash election right, the cash value of those shares based on their closing price on the final valuation date)

If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will receive a number of the worst performing underlying shares (or, in our sole discretion, cash) worth less than 80% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.
Automatic early redemption:	If, on any potential redemption date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment
Potential redemption dates:	Each semi-annual valuation date beginning in August 2017 and ending in February 2018
Final share price:	For each of the underlying shares, the applicable closing price on the final valuation date
Share performance factor:	For each of the underlying shares on any valuation date, the applicable closing price on that valuation date divided by the applicable initial share price
Worst performing underlying shares:	For any valuation date, the underlying shares with the lowest share performance factor on that valuation date
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324XBB5

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A short-term equity-linked investment	∎	A holding period of approximately 1 year

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

		∎	The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12	CitiFirst Offerings Brochure | February 2017

Enhanced Barrier Digital Plus Securities Based on the EURO STOXX 50® Index

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The EURO STOXX 50® Index (ticker symbol: “SX5E”)
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 22, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation date:	February , 2022 (expected to be February 22, 2022), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	February , 2022 (expected to be February 25, 2022)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:

• If the final index level is greater than or equal to the barrier level:

$1,000 + the greater of (i) the fixed return amount and (ii) $ 1,000 x the index percent increase

• If the final index level is less than the barrier level:

$1,000 x the index performance factor

If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $800.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$350.00 to $370.00 per security (30.00% to 37.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the barrier level.
Index performance factor:	The final index level divided by the initial index level
Index percent increase:	The final index level minus the initial index level, divided by the initial index level
Barrier level:	, 80.00% of the initial index level
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CES1

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	13

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately 5 years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

		∎	The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14	CitiFirst Offerings Brochure | February 2017

Autocallable Contingent Coupon Equity Linked Securities Based on Shares of the VanEck Vectors Gold Miners ETF

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Reference stock:	Shares of the VanEck Vectors Gold Miners ETF (NYSE Arca symbol: “GDX”) (the “underlying share issuer” or “ETF”)
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 22, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation dates:	Expected to be May 22, 2017, August 22, 2017, November 22, 2017 and February 22, 2018 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	Unless earlier redeemed, February , 2018 (expected to be February 27, 2018)
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.25% to 2.75% (approximately 9.00% to 11.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Automatic early redemption:	If, on any quarterly valuation date beginning May , 2017 (expected to be May 22, 2017) and prior to the final valuation date, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $ 1,000 plus the related contingent coupon payment.
Payment at maturity:	If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold:

• If the final share price is greater than or equal to the final barrier price:

$ 1,000 plus the contingent coupon payment due at maturity

• If the final share price is less than the barrier price:

$ 1,000 multiplied by the share performance factor

If the final share price is less than the final barrier price, you will receive less than 70.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.
Initial share price:	$ , the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the final valuation date
Coupon barrier price:	$ , 70.00% of the initial share price
Final barrier price:	$ , 70.00% of the initial share price

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	15

Share performance factor:	The final share price divided by the initial share price
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324XAX8

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A short-term equity-linked investment	∎	A holding period of approximately 1 year

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

		∎	The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16	CitiFirst Offerings Brochure | February 2017

Dual Directional Barrier Securities Based on the S&P 500® Index

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The S&P 500® Index (ticker symbol: “SPX”)
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 22, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation date:	August , 2020 (expected to be August 24, 2020), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	August , 2020 (expected to be August 24, 2020)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:

• If the final index level is greater than or equal to the initial index level:

$1,000 + the upside return amount

• If the final index level is less than the initial index level but greater than or equal to the barrier level:

$1,000 + the downside return amount

• If the final index level is less than the barrier level:

$1,000 x the index performance factor

If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $700 per security (to be determined on the pricing date). You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Upside return amount:	$1,000 x the index percent change
Downside return amount:	$1,000 x the absolute value of the index percent change
Index performance factor:	The final index level divided by the initial index level
Index percent change:	The final index level minus the initial index level
Barrier level:	, 70.00% of the initial index level
Maximum upside return:	$200.00 to $230.00 per security (20.00% to 23.00% of the stated principal amount), to be determined on the pricing date.
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CEV4

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	17

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately 3.5 years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

		∎	The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18	CitiFirst Offerings Brochure | February 2017

Enhanced Barrier Digital Plus Securities Based on the S&P 500® Index

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The S&P 500® Index (ticker symbol: “SPX”)
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 23, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation date:	February , 2022 (expected to be February 23, 2022), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	February , 2022 (expected to be February 28, 2022)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:

• If the final index level is greater than or equal to the barrier level:

$1,000 + the greater of (i) the fixed return amount and (ii) $1,000 x the index percent increase

• If the final index level is less than the barrier level:

$1,000 x the index performance factor

If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $800.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$200.00 to $220.00 per security (20.00% to 22.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the barrier level.
Index performance factor:	The final index level divided by the initial index level
Index percent increase:	The final index level minus the initial index level, divided by the initial index level
Barrier level:	, 80.00% of the initial index level
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CET9

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	19

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity index-linked investment	∎	A holding period of approximately 5 years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

		∎	The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20	CitiFirst Offerings Brochure | February 2017

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Valero Energy Corporation

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Reference stock:	Shares of common stock of Valero Energy Corporation (NYSE symbol: “VLO”) (the “underlying share issuer”)
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 23, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation dates:	Expected to be May 23, 2017, August 23, 2017, November 23, 2017 and February 23, 2018 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	Unless earlier redeemed, February , 2018 (expected to be February 28, 2018)
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.00% to 2.375% (approximately 8.00% to 9.50% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Automatic early redemption:	If, on any quarterly valuation date beginning May , 2017 (expected to be May 23, 2017) and prior to the final valuation date, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $ 1,000 plus the related contingent coupon payment.
Payment at maturity:	If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold:

• If the final share price is greater than or equal to the final barrier price:

$ 1,000 plus the contingent coupon payment due at maturity

• If the final share price is less than the barrier price:

$ 1,000 multiplied by the share performance factor

If the final share price is less than the final barrier price, you will receive less than 75.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.
Initial share price:	$ , the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the final valuation date
Coupon barrier price:	$ , 75.00% of the initial share price
Final barrier price:	$ , 75.00% of the initial share price
Share performance factor:	The final share price divided by the initial share price

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	21

Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324XBA7

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity-linked investment	∎	A holding period of approximately 1 year

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

		∎	The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

22	CitiFirst Offerings Brochure | February 2017

Autocallable Contingent Coupon Equity Linked Securities Based on the Class A Common Stock of Facebook, Inc.

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Reference stock:	Shares of Class A common stock of Facebook, Inc. (NASDAQ symbol: “FB”) (the “underlying share issuer”)
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 23, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation dates:	Expected to be August 23, 2017, February 23, 2018, August 23, 2018 and February 25, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	Unless earlier redeemed, February , 2019 (expected to be February 28, 2019)
Contingent coupon:	On each semi-annual contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 3.75% to 4.25% (approximately 7.50% to 8.50% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any semi-annual valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Automatic early redemption:	If, on any semi-annual valuation date beginning August , 2017 (expected to be August 23, 2017) and prior to the final valuation date, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $ 1,000 plus the related contingent coupon payment.
Payment at maturity:	If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold:

• If the final share price is greater than or equal to the final barrier price:

$ 1,000 plus the contingent coupon payment due at maturity

• If the final share price is less than the barrier price:

$ 1,000 multiplied by the share performance factor

If the final share price is less than the final barrier price, you will receive less than 80.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.
Initial share price:	$ , the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the final valuation date
Coupon barrier price:	$ , 80.00% of the initial share price
Final barrier price:	$ , 80.00% of the initial share price

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2017	23

Share performance factor:	The final share price divided by the initial share price
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324XAY6

Investor Profile

Investor Seeks:		Investor Can Accept:
∎	A medium-term equity-linked investment	∎	A holding period of approximately 2 years

∎	A risk-adjusted equity complement	∎	The possibility of losing a significant portion of the principal amount invested

		∎	The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24	CitiFirst Offerings Brochure | February 2017

General Overview of Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero
Contingent Upside Participation MLDs/Notes	1-5 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Market-Linked Notes/ Deposits & Safety First Trust Certificates	3-7 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlyingat maturity
Buffer Notes	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount
CoBas/PACERSSM	1-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero
LASERSSM	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

*All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | February 2017	25

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by: Citigroup Inc.

Issuer’s Registration Statement Numbers: 333-214120 and 333-214120-03

Issuer’s CIK on the SEC Website: 0000831001

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

26	CitiFirst Offerings Brochure | February 2017

Overview of Key Benefits

and Risks of CitiFirst Investments

Benefits

∎	Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

∎	Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

∎	The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

∎	Potential for Loss

∎	The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer’s credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

∎	The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

∎	Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

∎	Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer.

∎	Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

∎	Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/ her original investment upon any resale of the investment.

∎	Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

∎	Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

∎	Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

∎	The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

∎	Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

CitiFirst Offerings Brochure | February 2017	27

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citigroup affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments or (B) its acquisition and holding of the structured in is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citigroup or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity. You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.

Client service number for Financial Advisors and Distribution Partners in the Americas:

+1 (212) 723-7288

For more information, please go to www.citifirst.com

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